Exhibit 23.2

CONSENT OF RAY MOORES, P.E.

I, Ray Moores, P.E. of Western Water Consultants Inc., dba, WWC Engineering, consent to all references to my name and any quotation from, or summarization of, and my contributions to, Sections 16-22 and my contributions to Sections 1-5 and 24-27 of the technical report summary entitled “Technical Report on the South Texas Integrated Uranium Projects, Texas, USA” dated February 13, 2025 with an effective date of December 31, 2024 (the “South Texas Technical Report”) and Sections 1-5, 16-22 and 24-27 of the technical report summary entitled “Technical Report on the Gas Hills Uranium Project, Fremont and Natrona Counties, Wyoming, USA” dated February 4, 2025 with an effective date of December 31, 2024 (the “Gas Hills Technical Report”), prepared by me, included or incorporated by reference in:

i)	This Current Report on Form 8-K (the “8-K”) of enCore Energy Corp. (the “Company”) being filed with the U.S. Securities and Exchange Commission; and

ii)	The Company’s Form S-8 Registration Statement (File No. 333-273173), and any amendments or supplements thereto.

I further consent to the filing of the South Texas Technical Report and the Gas Hills Technical Report as Exhibit 96.1 and Exhibit 96.2, respectively, to the Company’s 8-K.

Date: February 27, 2025

By:	/s/ Ray Moores
Name:	Ray Moores, P.E.